Exhibit (10)(d)

                                                                        Startech
                                                                      Term Sheet
                                                                 August 17, 1999
                                                                          Page 1
                             PARADIGM GROUP, L.L.C.
                                   TERM SHEET
                    STARTECH ENVIRONMENTAL CORPORATION (STHK)
         8% CUMULATIVE, CONVERTIBLE, REDEEMABLE, SENIOR PREFERRED STOCK
                            WITH DETACHABLE WARRANTS



Issuer:                       Startech Environmental Corporation ("Startech").

Issue: Eight Percent (8%) Cumulative, Convertible, Redeemable, Payable-in-Kind Senior Preferred Stock ("Preferred"), convertible into shares of the Common Stock of Startech, with detachable warrants ("Warrants") exercisable into shares of Startech Common Stock.

Offering Amount:              Minimum of $5,000,000; at Startech's discretion up
                              to $12,500,000; on or before September 15, 1999
                              (the date of payment of which being hereinafter referred to as the "Closing"); subject to due diligence.

                              Use of Proceeds: The proceeds will be used for general working capital purposes, none of which will be used to repay existing indebtedness to any insider, except as is necessary to redeem a shareholder at a substantial discount to the then current market price.

Shares of Common Stock
Into which the Preferred
Stock converts:               Shares of Startech Common Stock, 50% of which,
                              upon the effectiveness of a registration statement
                              (as discussed below in Registration Section), will be freely tradable, shall be issued to a holder upon any such holder's exercise of the right of conversion ("Conversion"). A holder may convert, at holder's sole option, at any time from a period commencing 120 days from the Closing (the "Initial
                              Issuance Date" or "Conversion Date") through the two year anniversary of Closing. Unless otherwise agreed to by Startech, in no event, however, can any of the Common Stock be sold prior to 180 days from the Closing, irrespective of registration.

                              The number of shares issuable to a holder upon any such Conversion (an "Applicable Issuance") will equal the amount paid by the holder, plus accrued dividends, divided by the lesser of:

                              (a) $6.00 (the "Fixed Price"), or

                              (b) Eighty (80%) percent (the "Applicable
                              Percentage") of the average of the closing bid prices for the Common Stock for the previous five trading days prior to the Conversion Date (the "Conversion Date Price").

                              The lesser have (a) and (b) is hereinafter referred to as the "Conversion Price").

                              However, under no circumstances will the Conversion Price be less than $4.00.

Warrant Coverage:             Purchasers will be issued Warrants exercisable
                              into such number of shares of Common Stock as is equal to thirty percent (30%) of the number of shares to be issued to Paradigm Group, L.L.C. or the holder as a result of this offering. Such shares into which the Warrants are exercisable will have piggyback registration rights.

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                                                                        Startech
                                                                      Term Sheet
                                                                 August 17, 1999
                                                                          Page 2


                              In addition, the placement agent selected by Paradigm Group, L.L.C., or its designees, will receive Warrants exercisable into such number of shares of Common Stock as is equal to twenty percent (20%) of the number of shares to be issued to Paradigm Group, L.L.C. or the holder as a result of this fund raising. Such shares into which the Warrants are exercisable will have piggyback registration rights.

Warrant Term:                 Unexercised Warrants will expire August 31, 2001;
                              provided, however, that if the average of the closing bid prices for the Common Stock for the previous thirty trading days prior thereto is not at least $16.50 per share, then the Warrants will not then expire; provided further, however, that any time thereafter that the closing bid prices for the Common Stock for ten consecutive trading days exceeds $16.50 per share, Startech will have the option, with notice furnished by Startech on any such date, to cause, 30 days thereafter the expiration of the Warrants. Otherwise, the Warrants will expire August 31, 2004 (such applicable date of the expiration of the Warrants being the "Warrant Expiration Date").

Warrant Exercise Price:       Warrants will be exercisable into Common Stock at
                              a price equal to $15.00 per share.

Startech's Optional
Redemption:                   On any date following 12 months from Closing,
                              provided that the registration statement is then effective, so long as the closing bid price for the Common Stock exceeds $13.00, and for the 20 trading days prior thereto the closing bid price for the Common Stock exceeded $13.00, then
                              Startech will have the option, with notice furnished by Startech on any such date, to redeem the Preferred Stock for $12.00 per share, plus all accumulated and unpaid dividends thereon. In such event, the holder will then have 20 trading days to convert.

Mandatory Conversion:         On September 15, 2002, any unconverted Preferred
                              Stock must be redeemed at $10.00 per share, plus all accumulated and unpaid dividends thereon, or automatically converted at $5.00 per share of Common Stock, or the then current market price per share of the Common Stock.

No Short Selling:             Neither the purchaser and each underlying
                              individual subscriber that is part of the Paradigm
                              Group shall not sell short any interest or shares of Startech Environmental Stock.

Registration:                 Startech will use its best efforts to (i) within
                              thirty days following Closing, prepare and file a registration statement on Form S-1, Form S-3 or Form SB-2 to register at least a sufficient number of shares of Common Stock to accommodate 50% of the maximum number of shares to be issued in the event of both a Conversion and a Warrant exercise, and (ii) use its best efforts to have such a registration statement declared effective within
                              180 days following Closing, and thereafter to cause the registration statement to remain effective through the Warrant Expiration Date.
                              Registration is to facilitate use as collateral and not in anticipation of any sale.

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                                                                        Startech
                                                                      Term Sheet
                                                                 August 17, 1999
                                                                          Page 3


NASDAQ or AMEX Listing:       Startech will use its best efforts to (i) within
                              60 days following the effectiveness of a registration statement, prepare and file all forms and statements necessary to apply for listing on the NASDAQ (small cap or NMS) or on the American
                              Stock Exchange, and (ii) use its best efforts to have the listing declared effective within 120 days from filing for listing.

Board Seat:                   Startech will appoint Sheldon Drobny to the Board
                              of Directors.

Placement Agent
Compensation:                 Conditioned upon the sale of Securities by the
                              placement agent selected by Paradigm Group, L.L.C., such placement agent, or its designees, or Sam Goetz / Westport Resources, Investment
                              Services, Inc. will receive at Closing, to be divided between them in accordance with the attached agreement (attached hereto as Exhibit A):

                              Cash compensation equal to ten percent (10%) of the total amount raised pursuant to this offering, plus an expense reimbursement of up to three percent (3%) of the total amount raised pursuant to this offering, of actual expenses incurred, plus Warrants exercisable into such number of shares of Preferred Stock and related or Warrants attached thereto as is equal to ten percent (10%) of the number of shares of Preferred Stock to be issued as a result of this fund raising. Such shares into which the Preferred Stock shares and related Warrants are exercisable will have piggyback registration rights.


/s/  Sheldon Drobny
------------------------------------
Sheldon Drobny, Managing Director,
Paradigm Group, L.L.C.

/s/  Joe Longo
------------------------------------
Joe Longo, President,
Startech Environmental Corporation